As filed with the Securities and Exchange Commission on January 24, 2007
Registration No. 333-132533

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

BROADCOM CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	33-0480482 (IRS Employer Identification No.)
16215 Alton Parkway Irvine, California 92618
(Address of principal executive offices) (Zip Code)
Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated
(Full title of the Plans)

David A. Dull, Esq.
Senior Vice President, Business Affairs, General Counsel and Secretary
Broadcom Corporation
16215 Alton Parkway
Irvine, California 92618
(Name and address of agent for service)
(949) 926-5000
(Telephone Number, including area code, of agent for service)

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

RE-ALLOCATION
On March 17, 2006 Broadcom Corporation (“Broadcom”) registered 4,500,000 shares of its Class A common stock reserved for issuance under its 1998 Employee Stock Purchase Plan, as amended and restated (the “U.S. Purchase Plan”) on a Form S-8 Registration Statement, Registration No. 333-132533 filed with the Securities and Exchange Commission.
Broadcom is hereby allocating 2,500,000 shares of its Class A common stock reserved for issuance under the U.S. Purchase Plan to Broadcom’s 2007 International Employee Stock Purchase Plan (the “International Purchase Plan”). Broadcom’s U.S. Purchase Plan and International Purchase Plan make use of the same share reserve.
Broadcom shall re-register the 2,500,000 shares reserved for issuance under the International Purchase Plan on a new Form S-8 Registration Statement and the filing fee paid in connection with the registration for such shares under the U.S. Purchase Plan shall be carried forward to the new Form S-8 Registration Statement.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on this 24th day of January, 2007.

BROADCOM CORPORATION
By:	/s/SCOTT A. MCGREGOR
Scott A. McGregor
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

* /s/ SCOTT A. MCGREGOR Scott A. McGregor	President, Chief Executive Officer and Director (Principal Executive Officer)	January 24, 2007

* /s/ HENRY SAMUELI Henry Samueli, Ph.D.	Chairman of the Board and Chief Technical Officer	January 24, 2007

* /s/ BRUCE E. KIDDOO Bruce E. Kiddoo	Vice President and Corporate Controller, Acting Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2007

* /s/ GEORGE L. FARINSKY George L. Farinsky	Director	January 24, 2007

* /s/ MAUREEN E. GRZELAKOWSKI Maureen E. Grzelakowski	Director	January 24, 2007

* /s/ NANCY H. HANDEL Nancy H. Handel	Director	January 24, 2007

Signature	Title	Date

* /s/ JOHN MAJOR John Major	Director	January 24, 2007

* /s/ ALAN E. ROSS Alan E. Ross	Director	January 24, 2007

* /s/ ROBERT E. SWITZ Robert E. Switz	Director	January 24, 2007

* /s/ WERNER F. WOLFEN Werner F. Wolfen	Director	January 24, 2007

* By:	/s/SCOTT A. MCGREGOR

Scott A. McGregor
Attorney-in-Fact